Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350), the undersigned, Christopher C. Schreiber, Executive Chairman of the Board of Directors of Akers Biosciences, Inc., a New Jersey corporation (the “Company”), and Howard Yeaton, interim Chief Financial Officer of the Company, do hereby certify, to his and her knowledge, that:

The Annual Report on Form 10-K for the year ended December 31, 2019 of the Company (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 24, 2020	By:	/s/ Christopher C. Schreiber
Christopher C. Schreiber, Executive Chairman of the Board of Directors and Director (Principal Executive Officer)

Date: March 24, 2020	By:	/s/ Howard Yeaton
Howard Yeaton, Interim Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.